Exhibit 99.1

From:	Henrikson, Tracy
Sent:	Friday, February 27, 2004 9:25 AM
To:	All Employees/Global
Subject:	Orchid issued a press release this morning

Please see below press release which we issued this morning.

ORCHID BIOSCIENCES ANNOUNCES $30 MILLION PRIVATE PLACEMENT

PRINCETON, N.J., Feb. 27, 2004 - Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced that it has entered into definitive agreements with new and existing institutional investors to raise approximately $30.3 million in gross proceeds in a common stock private equity financing. Pursuant to the agreements, Orchid will sell approximately 15.8 million shares of common stock at $1.92 per share and will grant the investors four-year warrants to additionally purchase approximately 3.2 million shares of the Company’s common stock at an exercise price of $2.64. The transaction is subject to customary closing conditions and is expected to close on February 27, 2004.

The private placement is a part of Orchid’s recent capital restructuring effort intended to provide it with additional cash to pursue new commercial opportunities in the higher growth segments of its DNA testing service businesses.

The securities issued in the transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Orchid does, however, intend to file a registration statement covering the resale of the shares of common stock sold, as well as the shares of common stock issuable upon exercise of the warrants within 30 days of the closing.

About Orchid BioSciences

Orchid BioSciences is the leading provider of identity genomics services for the forensic and paternity DNA testing markets and for public health DNA testing for food safety. Orchid’s market leading positions in these segments leverage the Company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark and GeneScreen brands that have been associated with exceptional quality, reliability, innovation and customer service for nearly two decades.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including the anticipated closing of the financing. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, our ability to satisfy the closing conditions. Other risks affecting Orchid’s business are discussed under the headings “Risks Related to Our Business,” “Risks Related to the Biotechnology Industry” and “Risks Associated with Our Common Stock” in Orchid’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, and in other filings made by Orchid with the Securities and Exchange Commission from time to time. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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Tracy J. Henrikson

Director, Corporate Communications

Orchid BioSciences, Inc.

4390 U.S. Route One, Princeton, NJ 08540

(609) 750-2221

(609) 750-6402 fax

thenrikson@orchid.com

www.orchid.com

STATEMENT OF CONFIDENTIALITY

The information contained in this electronic message and any attachments to this message are intended for the exclusive use of the addressee(s) and may contain confidential or privileged information. If you are not the intended recipient, please notify Orchid BioSciences, Inc. immediately at (609) 750-2200 or at mail@orchid.com, and destroy all copies of this message and any attachments.